Exhibit 99.1

nCino Reports Third Quarter Fiscal Year 2022 Financial Results
•Total Revenues of $70.0M, up 29% year-over-year
•Subscription Revenues of $57.1M, up 32% year-over-year
•Signed Definitive Agreement to Acquire SimpleNexus after Quarter Close

WILMINGTON, N.C., December 1, 2021 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its third quarter of fiscal year 2022 ended October 31, 2021.

“The third quarter was another strong quarter for nCino as we added new logos across the U.S. and multiple international markets, including our first customer in Japan, and also signed expanded contracts with existing nCino customers,” said Pierre Naudé, nCino’s Chief Executive Officer. “I’m extremely proud of our team’s continued execution as we hit our first quarter with $70 million in total revenues.”

Naudé continued, “The results from the quarter coupled with our recent announcement to acquire SimpleNexus and their leading, mobile-first, cloud-native, homeownership platform, position us extremely well to continue driving the digital transformation of the global financial services industry while generating sustainable, long-term growth.”

Financial Highlights
•Revenues: Total revenues for the third quarter were $70.0 million, a 29% increase from $54.2 million in the third quarter of fiscal 2021. Subscription revenues for the third quarter were $57.1 million, up from $43.3 million one year ago, an increase of 32%.
•Loss from Operations: GAAP loss from operations in the third quarter was ($12.7) million compared to ($8.8) million in the same quarter of fiscal 2021. Non-GAAP operating loss in the third quarter was ($3.2) million compared to ($2.7) million in the third quarter of fiscal 2021.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the third quarter was ($13.6) million compared to ($9.1) million in the third quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the third quarter was ($4.1) million compared to ($3.0) million in the third quarter of fiscal 2021.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the third quarter was ($0.14) per share compared to ($0.10) per share in the third quarter of fiscal 2021. Non-GAAP net loss attributable to nCino in the third quarter was ($0.04) per share compared to ($0.03) per share in the third quarter of fiscal 2021.
•Remaining Performance Obligation: Total Remaining Performance Obligation as of October 31, 2021 was $718 million, an increase of 58% compared to the third quarter of fiscal 2021.
•Cash: Cash and cash equivalents were $381 million as of October 31, 2021.

Recent Business Highlights
•Signed Kiraboshi Bank, the Company’s first customer in Japan. With assets of more than $53 billion USD, Tokyo-based Kiraboshi will use the nCino platform for its Business Financing division.
•Expanded the relationship with a top 50 U.S. bank whose initial use case was PPP. With assets greater than $50 billion, this bank will now use nCino across its end-to-end commercial and small business lending.
•Signed a new enterprise bank in New Zealand, a new bank in the UK and numerous new community and regional banks across the U.S.

•Took a record number of customers live across geographies, solutions and asset classes, including Truist Bank, the 6th largest bank in the U.S., with more than 2,500 legacy BB&T employees now using the nCino Bank Operating System®.
•Named a Best-In-Class vendor by Aite Group for the Company’s Commercial Banking Solution, becoming the only technology vendor to ever achieve this recognition three consecutive times.
•Signed a definitive agreement on November 16, 2021 to acquire SimpleNexus in a stock and cash transaction valued at approximately $1.2 billion.

Financial Outlook
nCino is providing guidance for its fourth quarter ending January 31, 2022 as follows:
•Total revenues between $68.5 million and $69.5 million
•Subscription revenues between $57 million and $58 million
•Non-GAAP operating loss between ($8) million and ($9) million
•Non-GAAP net loss attribute to nCino per share of ($0.09) to ($0.10)

nCino is providing guidance for its fiscal year 2022 ending January 31, 2022 as follows:
•Total revenues between $267 million and $268 million
•Subscription revenues between $219 and $220 million
•Non-GAAP operating loss between ($18) million and ($19) million
•Non-GAAP net loss attributable to nCino per share of ($0.20) to ($0.21)

The foregoing guidance does not include the acquisition of SimpleNexus which is expected to close by the end of nCino’s fourth fiscal quarter, subject to receipt of regulatory approvals and other customary closing conditions.

Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook with the investment community. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/eventsand-presentations.

About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single digital platform enhances the employee and client experience to enable financial institutions to more effectively onboard new clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino works with more than 1,200 financial institutions globally, whose assets range in size from $30 million to more than $2 trillion. For more information, visit: www.ncino.com.

Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, and the timing of its acquisition of SimpleNexus, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) risks associated with the proposed transaction between nCino and SimpleNexus, (iii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iv) the accuracy of management’s assumptions and estimates; (v) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vi) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (viii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (ix) our ability to manage our growth effectively including expanding outside of the United States; (x) adverse changes in our relationship with Salesforce; (xi) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiv) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xv) adverse changes in the financial services industry, including as a result of customer consolidation; (xvi) adverse changes in economic, regulatory, or market conditions; and (xvii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2021	October 31, 2021
Assets
Current assets
Cash and cash equivalents	$371,425	$381,080
Accounts receivable, net	55,517	33,776
Costs capitalized to obtain revenue contracts, current portion, net	4,864	5,524
Prepaid expenses and other current assets	10,425	11,898
Total current assets	442,231	432,278
Property and equipment, net	29,943	53,916
Operating lease right-of-use assets, net	—	10,420
Costs capitalized to obtain revenue contracts, noncurrent, net	10,191	11,230
Goodwill	57,149	56,977
Intangible assets, net	23,137	20,678
Other long-term assets	750	1,044
Total assets	$563,401	$586,543
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$1,634	$5,790
Accounts payable, related parties	4,363	5,236
Accrued commissions	12,500	7,021
Construction liability, current portion	—	—
Other accrued expenses	7,527	11,191
Deferred rent, current portion	203	—
Deferred revenue, current portion	89,141	86,825
Financing obligations, current portion	324	570
Operating lease liabilities, current portion	—	2,717
Total current liabilities	115,692	119,350
Operating lease liabilities, noncurrent	—	9,323
Deferred income taxes, noncurrent	368	582
Deferred rent, noncurrent	1,486	—
Deferred revenue, noncurrent	946	72
Financing obligations, noncurrent	15,939	33,190
Construction liability, noncurrent	—	5,899
Total liabilities	134,431	168,416
Commitments and contingencies
Redeemable non-controlling interest	3,791	2,360
Stockholders’ equity
Common stock	47	48
Additional paid-in capital	585,956	619,063
Accumulated other comprehensive income (loss)	240	(14)
Accumulated deficit	(161,064)	(203,330)
Total stockholders’ equity	425,179	415,767
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$563,401	$586,543

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2021	2020	2021
Revenues
Subscription	$43,279	$57,085	$117,461	$162,052
Professional services	10,950	12,951	30,245	36,858
Total revenues	54,229	70,036	147,706	198,910
Cost of revenues
Subscription[1]	12,380	15,753	34,399	46,007
Professional services[1]	10,134	11,501	29,568	34,121
Total cost of revenues	22,514	27,254	63,967	80,128
Gross profit	31,715	42,782	83,739	118,782
Gross margin %	58%	61%	57%	60%
Operating expenses
Sales and marketing[1]	14,175	20,586	42,027	58,227
Research and development[1]	15,077	19,956	41,334	55,990
General and administrative[1]	11,251	14,964	29,130	45,931
Total operating expenses	40,503	55,506	112,491	160,148
Loss from operations	(8,788)	(12,724)	(28,752)	(41,366)
Non-operating income (expense)
Interest income	78	57	289	173
Interest expense	—	(379)	—	(977)
Other income (expense), net	(260)	(255)	337	(325)
Loss before income tax expense	(8,970)	(13,301)	(28,126)	(42,495)
Income tax expense	309	356	709	1,030
Net loss	(9,279)	(13,657)	(28,835)	(43,525)
Net loss attributable to redeemable non-controlling interest	(292)	(389)	(700)	(1,259)
Adjustment attributable to redeemable non-controlling interest	76	368	343	61
Net loss attributable to nCino, Inc.	$(9,063)	$(13,636)	$(28,478)	$(42,327)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.10)	$(0.14)	$(0.33)	$(0.44)
Weighted average number of common shares outstanding:
Basic and diluted	91,600,203	96,431,082	85,962,141	95,510,413
1Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2021	2020	2021
Cost of subscription revenues	$135	$179	$438	$721
Cost of professional services revenues	810	1,209	3,358	3,881
Sales and marketing	1,157	1,685	4,818	5,415
Research and development	1,066	1,351	4,406	4,580
General and administrative	2,125	1,421	6,593	5,952
Total stock-based compensation expense	$5,293	$5,845	$19,613	$20,549

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2020	2021
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(28,478)	$(42,327)
Net loss and adjustment attributable to redeemable non-controlling interest	(357)	(1,198)
Net loss	(28,835)	(43,525)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,425	6,139
Non-cash operating lease costs	—	1,847
Amortization of costs capitalized to obtain revenue contracts	3,521	4,157
Stock-based compensation	19,613	20,549
Deferred income taxes	96	192
Provision for bad debt	342	84
Net foreign currency losses	—	393
Change in operating assets and liabilities:
Accounts receivable	8,535	21,614
Accounts receivable, related parties	9,201	—
Costs capitalized to obtain revenue contracts	(4,531)	(5,848)
Prepaid expenses and other assets	(2,652)	(1,430)
Accounts payable and accrued expenses and other liabilities	(1,551)	1,887
Accounts payable, related parties	692	873
Deferred rent	(109)	—
Deferred revenue	19,413	(3,192)
Deferred revenue, related parties	(8,013)	—
Operating lease liabilities	—	(1,917)
Net cash provided by operating activities	21,147	1,823
Cash flows from investing activities
Purchases of property and equipment	(3,755)	(3,640)
Net cash used in investing activities	(3,755)	(3,640)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	268,375	—
Payments of costs related to initial public offering	(2,524)	—
Exercise of stock options	3,859	12,620
Principal payments on financing obligations	—	(181)
Net cash provided by financing activities	269,710	12,439
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	298	(632)
Net increase in cash, cash equivalents, and restricted cash	287,400	9,990
Cash and cash equivalents, beginning of period	91,184	371,425
Cash, cash equivalents, and restricted cash, end of period	$378,584	$381,415

Cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$378,584	$381,080
Restricted cash included in other long-term assets	—	335
Total cash, cash equivalents, and restricted cash, end of period	$378,584	$381,415

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2021	2020	2021
GAAP total revenues	$54,229	$70,036	$147,706	$198,910

GAAP cost of subscription revenues	$12,380	$15,753	$34,399	$46,007
Amortization expense - developed technology	(386)	(388)	(1,133)	(1,177)
Stock-based compensation expense	(135)	(179)	(438)	(721)
Non-GAAP cost of subscription revenues	$11,859	$15,186	$32,828	$44,109

GAAP cost of professional services revenues	$10,134	$11,501	$29,568	$34,121
Stock-based compensation expense	(810)	(1,209)	(3,358)	(3,881)
Non-GAAP cost of professional services revenues	$9,324	$10,292	$26,210	$30,240

GAAP gross profit	$31,715	$42,782	$83,739	$118,782
Amortization expense - developed technology	386	388	1,133	1,177
Stock-based compensation expense	945	1,388	3,796	4,602
Non-GAAP gross profit	$33,046	$44,558	$88,668	$124,561
Non-GAAP gross margin %	61%	64%	60%	63%

GAAP sales & marketing expense	$14,175	$20,586	$42,027	$58,227
Amortization expense - customer relationships	(417)	(418)	(1,252)	(1,253)
Stock-based compensation expense	(1,157)	(1,685)	(4,818)	(5,415)
Non-GAAP sales & marketing expense	$12,601	$18,483	$35,957	$51,559

GAAP research & development expense	$15,077	$19,956	$41,334	$55,990
Stock-based compensation expense	(1,066)	(1,351)	(4,406)	(4,580)
Non-GAAP research & development expense	$14,011	$18,605	$36,928	$51,410

GAAP general & administrative expense	$11,251	$14,964	$29,130	$45,931
Amortization expense - trademarks	—	—	(10)	—
Stock-based compensation expense	(2,125)	(1,421)	(6,593)	(5,952)
Acquisition-related expenses	—	(902)	—	(902)
Fees and expenses related to the Antitrust Matters	—	(2,021)	—	(8,168)
Non-GAAP general & administrative expense	$9,126	$10,620	$22,527	$30,909

GAAP loss from operations	$(8,788)	$(12,724)	$(28,752)	$(41,366)
Amortization expense - developed technology	386	388	1,133	1,177
Amortization expense - customer relationships	417	418	1,252	1,253
Amortization expense - trademarks	—	—	10	—
Stock-based compensation expense	5,293	5,845	19,613	20,549
Acquisition-related expenses	—	902	—	902
Fees and expenses related to the Antitrust Matters	—	2,021	—	8,168
Non-GAAP operating loss	$(2,692)	$(3,150)	$(6,744)	$(9,317)
Non-GAAP operating margin	(5)%	(4)%	(5)%	(5)%

GAAP net loss attributable to nCino	$(9,063)	$(13,636)	$(28,478)	$(42,327)
Amortization expense - developed technology	386	388	1,133	1,177
Amortization expense - customer relationships	417	418	1,252	1,253
Amortization expense - trademarks	—	—	10	—
Stock-based compensation expense	5,293	5,845	19,613	20,549
Acquisition-related expenses	—	902	—	902

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2021	2020	2021
Fees and expenses related to the Antitrust Matters	—	2,021	—	8,168
Non-GAAP net loss attributable to nCino	$(2,967)	$(4,062)	$(6,470)	$(10,278)

Weighted-average shares used to compute net loss per share, basic and diluted	91,600,203	96,431,082	85,962,141	95,510,413

GAAP net loss attributable to nCino per share	$(0.10)	$(0.14)	$(0.33)	$(0.44)
Non-GAAP net loss attributable to nCino per share	$(0.03)	$(0.04)	$(0.08)	$(0.11)

Free cash flow
Net cash provided by operating activities	$(10,759)	$(19,076)	$21,147	$1,823
Purchases of property and equipment	(819)	(2,368)	(3,755)	(3,640)
Free cash flow	$(11,578)	$(21,444)	$17,392	$(1,817)
Principal payments on financing obligation[1]	—	(86)	—	(181)
Free cash flow less principal payments on financing obligation	$(11,578)	$(21,530)	$17,392	$(1,998)
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com